VOTING AGREEMENT


     VOTING AGREEMENT, dated as of April 29, 1998 (this "Agreement"), among Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Purchaser"), and the individuals whose names and addresses are set forth on the signature pages hereto (collectively, the "Stockholders", and each, individually, a "Stockholder").

     WHEREAS, Purchaser and its wholly-owned subsidiary, Ganesh Acquisition Corp., a Delaware corporation (the "Subsidiary"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Neurex Corporation, a Delaware corporation (the "Company"), which Merger Agreement provides, among other things, that the Subsidiary will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"); and

     WHEREAS, as of the date hereof, the Stockholders own (both beneficially and of record) the number of shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite their respective names on the signature pages hereto; and

     WHEREAS, each of the Stockholders has agreed to enter into this Agreement governing the voting and disposition of the shares of Company Common Stock now or hereafter beneficially owned by such Stockholder (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Voting of Shares. Each Stockholder shall, until the Termination Date (as hereinafter defined), cause the Shares owned by such Stockholder to be voted, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, in favor of the Merger Agreement and the transactions contemplated thereby, subject to such Stockholder's obligation to faithfully discharge his duty as a director of the Company; provided that the Merger Agreement shall not have been amended to adversely affect the Stockholders in any material respect, without the consent of the Stockholders. For the purposes of this Agreement, "Termination Date" shall mean the earliest of (i) the


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                                      -2-


termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of this Agreement by the written agreement of the parties hereto or pursuant to the terms of Section 7 of this Agreement.

     2. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Purchaser, subject to his obligation to faithfully discharge his duty as a director of the Company, until the Termination Date, as such Stockholder's attorney and proxy, with full power of substitution, to vote in such manner as Purchaser or its substitute shall, in its sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which each Stockholder is entitled to vote at the Special Meeting or any other meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, in accordance with the provisions of
Section 1 of this Agreement. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Purchaser. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto.

     3. No Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares.

     4. No Solicitation of Transactions. Except with respect to activities as a director of the Company, each Stockholder shall not, directly or indirectly, through any agent or representative or otherwise, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any kind of a material portion of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, ex-


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                                      -3-


plore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to perform as contemplated by this Agreement. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Each Stockholder shall immediately notify Purchaser if any proposal or offer, or any inquiry or contact with any Person with respect to an Acquisition Transaction, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The provisions of this
Section 4 shall not apply to or restrict any action that may be taken by any Stockholder in his capacity as a director of the Company.

     5. Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants with respect to itself and its ownership of the Shares to Purchaser as follows:

     a. Authority Relative to this Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     b. No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) if applicable, conflict with or violate the Certificate of Incorporation


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                                      -4-


or By-laws of the Stockholder, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound or (iv) result in the creation of a lien or other encumbrance of any nature whatsoever on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder is or the Shares are bound.

     c. Title to the Shares. The Shares owned by the Stockholder are all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever which would prohibit the granting of the proxy contained herein, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

     d. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

     6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholders that Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     7. Termination of Agreement.Purchaser reserves the right in its sole discretion at any time hereafter to terminate this Agreement and all irrevocable proxies granted to it hereunder.


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                                      -5-


     8. Miscellaneous.

     a. Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     b. Further Assurances. From time to time at the other party's reasonable request, Purchaser and the Stockholders will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     c. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

     d. Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and the Stockholders with respect to the subject matter hereof.

     e. Assignment. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the parties.

     f. Obligations of Successors; Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     g. Amendment; Waiver. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may
(i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver


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                                      -6-


shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     h. Severability. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     i. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(i):

                  if to Purchaser:

                           ELAN CORPORATION, PLC
                           Lincoln House
                           Lincoln Place
                           Dublin 2, Ireland
                           Attention:  Thomas G. Lynch
                           Telecopy:   011-353-1-662-4963

                  with a copy to:

                             Cahill Gordon & Reindel
                           80 Pine Street
                            New York, New York 10005
                      Attention: William M. Hartnett, Esq.
                            Telecopy: (212) 269-5420

                  if to any Stockholder:

                           at the respective addresses of such Stockholder set forth on the signature pages to this Agreement.

     j. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STAE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.


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                                      -7-


     k. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     l. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

     m. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     n. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.





     IN WITNESS WHEREOF, Purchaser and the Stockholders have duly executed this Agreement, as of the date first written above.

PURCHASER:

ELAN CORPORATION, PLC

By: /s/ Thomas G. Lynch
    -----------------------------------
    Name:  Thomas G. Lynch
    Title: Executive Vice President and
             Chief Financial Officer



STOCKHOLDERS:                                    NUMBER OF SHARES OWNED:

/s/ David L. Anderson                                       264,392
--------------------------------
Name:  David L. Anderson
Address:



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                                      -8-


/s/ Thomas L. Barton                                        135,999
--------------------------------
Name:  Thomas L. Barton
Address:


/s/ Gerard N. Burrow                                         16,832
--------------------------------
Name:  Gerard N. Burrow, M.D.
Address:


/s/ John F. Chappell                                        113,680
--------------------------------
Name:  John F. Chappell
Address:


/s/ Sandra K. Cooper                                         None
--------------------------------
Name:  Sandra K. Cooper
Address:


/s/ Raymond C. Egan                                          19,207
--------------------------------
Name:  Raymond C. Egan
Address:


/s/ John W. Glynn, Jr.                                       47,603
--------------------------------
Name:  John W. Glynn, Jr.
Address:


/s/ Paul Goddard                                            538,971
--------------------------------
Name:  Paul Goddard, Ph.D
Address:


/s/ Howard E. Greene, Jr.                                    51,020
--------------------------------
Name:  Howard E. Greene, Jr.
Address:

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                                      -9-


/s/ Robert R. Luther                                        215,690
--------------------------------
Name:  Robert R. Luther, M.D.
Address:


/s/ John W. Varian                                           24,999
--------------------------------
Name:  John W. Varian
Address:


/s/ Paul L. Wood                                             None
--------------------------------
Name:  Paul L. Wood, Ph.D
Address:


/s/ Philip J. Young                                          52,081
--------------------------------
Name:  Philip J. Young
Address: